Exhibit 10.1	CONFIDENTIAL

OMNIBUS AMENDMENT AND AGREEMENT

This OMNIBUS AMENDMENT AND AGREEMENT (this “Amendment”) is entered into as of November 19, 2020 (the “Effective Date”) by and among eGames.com Holdings LLC, a Nevada limited liability company (“Purchaser”), NTN Buzztime, Inc., a Delaware corporation (the “Company”) and Fertilemind Management, LLC, a Delaware limited liability company (“Fertilemind”). Capitalized terms used in this Amendment and not defined in this Amendment have the meanings give to them in the APA (as defined below).

WHEREAS, Purchaser and the Company are parties to that certain asset purchase agreement made as of September 18, 2020 (the “APA”).

WHEREAS, in connection with entering into the APA, the Company received the Bridge Loan from Fertilemind, on behalf of Purchaser, and the Company issued the Bridge Note evidencing the Bridge Loan to Fertilemind.

WHEREAS, the Company desires to obtain an additional $500,000 loan from or on behalf of Purchaser, and Purchaser is willing to make such additional loan, or cause Fertilemind to make such additional loan, to the Company, on the terms set forth herein and on the terms set forth in the promissory note the Company will issue evidencing such loan.

WHEREAS, Section 10.1 of the APA states the APA may not be amended or modified except by a writing executed by all of the parties thereto.

WHEREAS, Section 10 of the Bridge Note states that any provision thereof may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Second Bridge Loan.

(a) On December 1, 2020, Purchaser shall loan, or shall cause Fertilemind, on behalf of Purchaser, to loan, $500,000 to the Company (the “Second Bridge Loan”) by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser on or before December 1, 2020.

(b) On December 1, 2020, the Company shall issue a promissory note evidencing the Second Bridge Loan, substantially in the form attached hereto as Exhibit A (the “Second Bridge Note”), to Purchaser or Fertilemind, as the case may be.

2. Amendments to the APA. Effective as of December 1, 2020, and subject to the Company receiving the Second Bridge Loan as contemplated herein, the APA is hereby amended as set forth in this Section 2.

(a) The following new defined terms are added to Article I of the APA:

“Bridge Loans” has the meaning set for the in Section 2.6.

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“Bridge Notes” has the meaning set for the in Section 2.6.

“Second Bridge Loan” has the meaning set for the in Section 2.6.

“Second Bridge Note” has the meaning set for the in Section 2.6.

(b) The defined term “Purchase Price Balance” in Article I of the APA is amended in its entirety to read as follows:

“Purchase Price Balance” means the amount of cash equal to the Purchase Price minus the sum of (i) principal amount plus accrued and unpaid interest of each of the Bridge Loans and (ii) an amount equal to the Indemnification Fund.

(c) Section 2.5 of the APA is amended in its entirety to read as follows:

2.5 Purchase Price. In consideration of the transfer of the Purchased Assets to Purchaser, subject to the terms and conditions hereof and in consideration of the representations, warranties, covenants and other agreements set forth in this Agreement, Purchaser hereby agrees to pay the Purchase Price to the Company on the Closing Date; provided, however, the parties agree and acknowledge that the portion of the Purchase Price equal to the principal amount plus accrued and unpaid interest of each of the Bridge Loans will be paid at the Closing through the cancellation of each of the Bridge Notes as contemplated in Section 2.6 and a portion of the Purchase Price equal to the Indemnification Fund will be deposited into the Indemnification Escrow Account as contemplated by the Indemnification Escrow Agreement.

(d) Section 2.6 of the APA is amended in its entirety to read as follows:

2.6 Bridge Loans. Concurrently with the execution of this Agreement, the Company is issuing to Fertilemind Management, LLC, an affiliate of Purchaser, a promissory note (the “Bridge Note”) evidencing a $1,000,000 loan made by Fertilemind Management, LLC, on behalf of Purchaser, to the Company (the “Bridge Loan”) on the date hereof by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser. On December 1, 2020, the Company will issue to Fertilemind Management, LLC, an affiliate of Purchaser, a promissory note (the “Second Bridge Note” and together with the Bridge Note, the “Bridge Notes”) evidencing a $500,000 loan made by Fertilemind Management, LLC, on behalf of Purchaser, to the Company (the “Second Bridge Loan” and together with the Bridge Loan, the “Bridge Loans”) on December 1, 2020 by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser. At the Closing, all amounts outstanding under the Bridge Notes, including all accrued and unpaid interest, will be applied toward the Purchase Price at the Closing, and the Bridge Notes will be deemed paid in full, marked as cancelled and returned to the Company. The Company acknowledges and agrees that the proceeds of the Bridge Loans shall be used solely for payment of obligations owed under the Company’s term loan, obligations related to the transactions contemplated hereby and the Company Merger, and other general working capital purposes.

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3. Amendments to the Bridge Note. Effective as of December 1, 2020, and subject to the Company receiving the Second Bridge Loan as contemplated herein, the Bridge Note is hereby amended as set forth in this Section 3.

(a) The initial paragraph of the Bridge Note is amended in its entirety to read as follows:

FOR VALUE RECEIVED, NTN Buzztime, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Fertilemind Management, LLC, a Delaware limited liability company (“Fertilemind”), and its successors and permitted assigns (the “Holder”), the principal sum of $1,000,000.00, in accordance with the terms hereof, and to pay interest on the principal sum outstanding, at the rate of eight percent (8%) per annum beginning on the date the Company receives such $1,000,000.00 from Fertilemind and through and including November 30, 2020, and at the rate of ten percent (10%) per annum beginning on December 1, 2020, compounded annually. This Note is unsecured. The Company hereby acknowledges receipt of such principal sum.

(b) The “December 31, 2020” in clause (iii) of Section 1(a) of the Bridge Note is replaced with “March 1, 2021.”

(c) Section 2 of the Bridge Note is amended in its entirety to read as follows:

2. INTEREST. The Holder of this Note is entitled to receive interest at an annual interest rate of eight percent (8%) beginning on the date the Company receives the principal amount of this Note from Fertilemind and through and including November 30, 2020, and at an annual interest rate of ten percent (10%) beginning on December 1, 2020, compounded annually, of the outstanding principal amount of this Note; provided, however, that during any Event of Default (as defined below) under this Note the interest rate shall increase to fifteen percent (15%) per annum, compounded annually. Interest on the outstanding principal balance of this Note shall be computed on the basis of the actual number of days elapsed and a 365-day year. Accrual of the interest on the outstanding principal amount shall commence on the date the Company receives the principal amount of this Note and shall continue until the earlier of (a) the date on which all of the obligations of this Note have been paid in full and (b) the Closing. Subject to the proviso in Section 1(a), all accrued and unpaid interest on the outstanding balance of this Note shall be paid on the Maturity Date.

4. Representations and Warranties. Each party hereby represents and warrants to the other party that:

(a) It has the full right, corporate power, and authority to enter into this Amendment and to perform its obligations hereunder.

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(b) The execution of this Amendment by the individual whose signature is set out at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

In addition, Fertilemind hereby represents and warrants to the Company that it is the sole holder of the Bridge Note and it has not assigned, conveyed or otherwise transferred any right or interest, in whole or in part, it has or it may have under the Bridge Note in its capacity as the holder thereof.

5. Miscellaneous. To the extent of in any inconsistency between the terms of this Amendment, on the one hand, and the APA and the Bridge Note, on the other, the terms of this Amendment shall govern, and this Amendment shall be deemed to be, and construed as, an amendment to the APA and the Bridge Note. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the APA or the Bridge Note. This Amendment, and the rights and obligations of the Parties under this Amendment shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule. In any action or proceeding between any of the Parties arising out of or relating to this Amendment, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (a); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) irrevocably and unconditionally waives the right to trial by jury. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment will be binding upon and inure to the benefit of the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NTN Buzztime, Inc.

By:	/s/ Sandra Gurrola
Name:	Sandra Gurrola
Title:	Sr. Vice President of Finance

eGames.com Holdings LLC

By:	/s/ Aram Fuchs
Name:	Aram Fuchs
Title:	Managing Member

Fertilemind Management, LLC

By:	/s/ Aram Fuchs
Name:	Aram Fuchs
Title:	Managing Member